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                                                                   EXHIBIT 99

                           ABERCROMBIE & FITCH REPORTS
                               APRIL SALES RESULTS


NEW ALBANY, Ohio / May 6, 2004 - Abercrombie & Fitch (NYSE: ANF) today reported net sales of $121.7 million for the four-week period ended May 1, 2004, a 19% increase over last year's April sales of $102.7 million. April comparable store sales were flat compared with the four-week period ended May 3, 2003.

Year-to-date, the Company reported a net sales increase of 19% to $411.9 million from $346.7 million last year. Comparable store sales were flat for the year-to-date period.

The Company said that based on April's results it expects first quarter EPS to be at the high end of its previous guidance of $0.28 to $0.30 per diluted share versus $0.26 in the first quarter of last year.

Abercrombie & Fitch operated a total of 706 stores at the end of April, including 170 abercrombie stores and 177 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

To hear Abercrombie & Fitch's prerecorded April sales message, please dial (800) 395-0662, or internationally dial (402) 220-1262.

On Tuesday, May 11, 2004 at 4:30 pm Eastern time the Company will conduct its first quarter conference call. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. To listen to the conference call, dial (800) 811-0667 or internationally at (913) 981-4901. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 302163; or for 12 months by visiting the Company's website at www.abercrombie.com.


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For further information, call:     Thomas D. Lennox
                                   Director, Investor Relations and
                                   Corporate Communications
                                   (614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "RISK FACTORS" in "ITEM 1. BUSINESS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2004 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Sales Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Sales Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.